Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

by and between

ATHENA FUNDING II LLC,

as the Purchaser

and

BLUE OWL TECHNOLOGY FINANCE CORP.,

as the Seller

Dated as of October 30, 2025

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TABLE OF CONTENTS

(cont’d)

SCHEDULES AND EXHIBITS

Schedule I	-	Sale Portfolio List
Exhibit A	-	Form of Loan Assignment
Exhibit B	-	Form of Power of Attorney for Seller
Exhibit C	-	Form of Repurchase/Substitution Notice

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AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, dated as of October 30, 2025, by and between BLUE OWL TECHNOLOGY FINANCE CORP., a Maryland corporation, as the seller (the “Seller”), and ATHENA FUNDING II LLC, a Delaware limited liability company, as the purchaser (the “Purchaser”) amends and restates that certain Purchase and Sale Agreement, dated as of November 8, 2022, among the parties hereto.

W I T N E S S E T H:

WHEREAS, the Seller and the Purchaser are parties to that certain Purchase and Sale Agreement, dated as of November 8, 2022 (as amended, the “Existing Agreement”);

WHEREAS, the Existing Agreement was entered into in connection with the Loan and Management Agreement, dated as of November 8, 2022 (the “Loan and Management Agreement”), among the Purchaser, as borrower, Blue Owl Technology Finance Corp., as collateral manager, Blue Owl Technology Finance Corp., as transferor, MUFG Bank, Ltd., as administrative agent, State Street Bank and Trust Company, as collateral administrator, collateral agent and collateral custodian, each of the group agents party thereto, and certain lenders from time to time party thereto;

WHEREAS, the parties to the Loan and Management Agreement will enter into that certain Omnibus Amendment No. 2 dated as of October 30, 2025, whereby the Loan and Management Agreement will be replaced in its entirety with the Amended and Restated Credit Agreement, dated as of October 30, 2025, among the Purchaser, as borrower, MUFG Bank, Ltd. as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator, custodian and document custodian, each of the group agents from time to time party thereto, and certain lenders from time to time party thereto (the “Credit Agreement”) and, concurrently with the execution of the Credit Agreement, the parties hereto desire to amend and restate the Existing Agreement in its entirety as set forth herein;

WHEREAS, the Purchaser has agreed to Purchase from the Seller from time to time, and the Seller has agreed to Sell to the Purchaser from time to time, certain Loan Assets and Portfolio Assets related thereto on the terms set forth herein;

WHEREAS, it is contemplated that the Loan Assets and Portfolio Assets Purchased hereunder may be pledged by the Purchaser pursuant to the Credit Agreement and the related Transaction Documents to the Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, the Seller agrees that all representations, warranties, covenants and agreements made by the Seller herein with respect to the Sale Portfolio shall also be for the benefit of any Secured Party.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Credit Agreement. References herein to Persons include their successors and assigns permitted hereunder or under the Credit Agreement. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement, provided that, if within such definition in the Credit Agreement a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

Section 1.2. Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agented Loan” means any Loan Asset (i) originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Pledged Collateral or originated by the Borrower and with respect to which neither the Transferor, the Services Provider nor any Affiliate of either thereof is acting as an agent thereunder and (ii) with respect to which, upon an assignment of all or a portion of the Loan Asset to the Borrower or upon origination by the Borrower, as applicable, the Borrower, as lender, will have all of the rights but none of the obligations of the lender with respect to such Loan Asset and the Collateral other than any customary obligations that lenders owe to loan agents.

“Agreement” means this Purchase and Sale Agreement, as the same may be amended, restated, waived, supplemented and/or otherwise modified from time to time hereafter.

“Available Collections” means all cash collections and other cash proceeds with respect to any Loan Asset since its related Cut-Off Date, including, without limitation, all Principal Proceeds, all Interest Proceeds, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Seller or the Services Provider with respect to any Underlying Collateral (including from any guarantors).

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(i)

a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii)

such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Benefit Plan Entity” has the meaning specified in Section 4.1(q).

“Controlled Accounts” means each Collection Account and the Unfunded Exposure Account.

“Credit Agreement” has the meaning specified in the recitals hereto.

“Cut-Off Date” means, with respect to each Loan Asset, the date on which the Borrower enters into a binding commitment to acquire such Loan Asset.

“Eligible Loan Asset” means each Loan Asset that constitutes a Collateral Loan under the Credit Agreement.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Current Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Underlying Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with the

Current Portfolio which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under a Related Contract and (iii) any amount received in the Collection Account with respect to any Loan Asset retransferred or substituted for or that is otherwise replaced, sold or transferred by the Borrower pursuant to Section 10.1 of the Credit Agreement, to the extent such amount is attributable to a time after the effective date of such replacement or sale.

“Fair Market Value” means, with respect to any Loan Asset, the value of such Loan Asset as reflected on the books and records of the Parent.

“Indemnified Party” has the meaning specified in Section 9.1(a).

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Ineligible Loan Asset” has the meaning specified in Section 6.1(a).

“Loan and Management Agreement” has the meaning specified in the recitals hereto.

“Loan Asset” means any commercial loan, or portion thereof, or Participation Interest therein listed on Schedule I hereto, which loan includes, without limitation, (i) the Required Loan Documents and Loan Asset File and (ii) all right, title and interest of the Seller in and to the loan and any Underlying Collateral, but excluding, in each case, the Retained Interest and Excluded Amounts.

“Loan Asset File” means, with respect to each Loan Asset, a file delivered to the Custodian (with a copy to the Administrative Agent) containing each of the Required Loan Documents.

“Loan Assignment” means a loan assignment executed by the Seller, substantially in the form of Exhibit A attached hereto.

“Non-Consolidation/True Sale Opinions” has the meaning specified in Section 4.1(ff).

“Noteless Loan Asset” means a Loan Asset with respect to which the Related Contracts (i) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (ii) require the Obligor to execute and deliver such promissory note to any holder of the Indebtedness created under such Loan Asset only if such holder requests the Obligor to deliver such promissory note, and the Obligor has not been requested to deliver such promissory note with respect to such Loan Asset held by the Borrower.

“Optional Repurchase Price” means, with respect to a Loan Asset to be Repurchased pursuant to Section 6.1(b) hereof, an amount equal to the greater of (a) an amount equal to the then Principal Balance of such Loan Asset together with all accrued and unpaid interest then due and payable with respect thereto as of such date and (b) the Fair Market Value of such Loan Asset as determined by the Services Provider.

“Pension Plan” has the meaning specified in Section 4.1(q).

“Portfolio Assets” means all Loan Assets owned by the Seller and designated by the Seller on Schedule I hereto, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Seller in and to:

(a) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b) all rights with respect to the Loan Assets to which the Seller is entitled as lender of record under the applicable Related Contract;

(c) any Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;

(d) all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;

(e) all insurance policies with respect to any Loan Asset;

(f) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(g) all records (including computer records) with respect to the foregoing; and

(h) all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Proceeds” means, with respect to any Pledged Collateral, all property that is receivable or received when such Pledged Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Pledged Collateral.

“Purchase” means a purchase by the Purchaser of a Loan Asset and the related Portfolio Assets from the Seller pursuant to Article II.

“Purchase Date” means each Business Day on which the Purchaser acquires any Sale Portfolio from the Seller hereunder (including, for the avoidance of doubt, any day on which any Sale Portfolio is acquired directly by the Purchaser from a third party in a transaction underwritten by the Seller or the Services Provider (so long as it is the Seller) and any day on which any Loan Asset is acquired by the Purchaser in a transaction in which the Purchaser is the designee of the Seller under the instruments of conveyance relating to the applicable Loan Asset).

“Purchase Price” has the meaning specified in Section 2.2.

“Purchaser” has the meaning specified in the Preamble.

“Records” means all documents relating to the Sale Portfolio, including books, records and other information executed in connection with the origination or acquisition of the Sale Portfolio or maintained with respect to the Sale Portfolio and the related Obligors that the Borrower, the Transferor or the Services Provider have generated, in which the Borrower has acquired an interest pursuant to this Agreement or in which the Borrower (or the Services Provider on its behalf) have otherwise obtained an interest and have a copy thereof.

“Recoveries” means, as of the time any Collateral with respect to any Loan Asset subject to a payment default, or other default, by the related Obligor is sold, discarded or abandoned or otherwise determined to be fully liquidated by the Services Provider, the proceeds from the sale of the Collateral, any other recoveries with respect to such Loan Asset, as applicable, the Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Related Contract” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries and, in the case of a Participation Interest, the term “Related Contract” shall include the participation agreement relating to such Participation Interest.

“Repurchase” means a repurchase or purchase, as applicable, of a Loan Asset by the Seller from the Purchaser.

“Repurchase and Substitution Limitations” has the meaning specified in Section 6.1(b).

“Repurchase Price” means, with respect to a Loan Asset to be Repurchased pursuant to Section 6.1(a) hereof, an amount equal to the greater of (a) an amount equal to the then Principal Balance of such Loan Asset together with all accrued and unpaid interest then due and payable with respect thereto as of such date and (b) the Fair Market Value of such Loan Asset as determined by the Services Provider.

“Required Loan Documents” means, for each Loan Asset, executed originals or copies of the following documents or instruments:

(a) (i) other than in the case of a Noteless Loan Asset or a Participation Interest, the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Borrower (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements in blank) to the Collateral Agent or in blank, (ii) in the case of a Noteless Loan Asset, a copy of each transfer document or instrument relating to such Noteless Loan Asset evidencing the assignment or participation of such Noteless Loan Asset from the originator thereof to the Borrower in blank, (iii) other than in the case of a Participation Interest, either a transfer or assignment agreement or a consent or acknowledgement by the underlying agent or administrative agent that demonstrates the Borrower is a lender of record under the underlying Related Contract and (iv) in the case of a Participation Interest, a copy of the participation agreement relating to such Participation Interest;

(b) the loan agreement, credit agreement, note purchase agreement and security agreement.

“Retained Interest” means, with respect to any Agented Loan that is transferred to the Borrower, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Loan and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Loan that relate to such portion(s) of the indebtedness that is owned by another lender or participant.

“Sale” and “Sell” have the meanings specified in Section 2.1(a), and the term “Sold” shall have the corresponding meaning.

“Sale Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Seller, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles (including payment intangibles), instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i) the Portfolio Assets and all monies due or to become due in payment under such Portfolio Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections; and

(ii) all income and Proceeds of the foregoing.

For the avoidance of doubt, and without limiting the foregoing, the terms “Sale Portfolio” and “Seller Loan Asset” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Purchaser from a third party in a transaction underwritten by the Seller or the Services Provider (so long as it is the Seller) or any Loan Asset acquired by the Purchaser in a transaction in which the Purchaser is the designee of the Seller under the instruments of conveyance relating to the applicable Loan Asset.

“Schedule I” means the schedule of all Sale Portfolio that is Sold by the Seller to the Purchaser on a Purchase Date, as supplemented on any subsequent Purchase Date by the “Schedule I” attached to the applicable Loan Assignment, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.

“Seller Loan Assets” means all Loan Assets sold or contributed to the Purchaser by the Seller pursuant to this Agreement.

“Seller Purchase Event” means with respect to any Loan Asset, the occurrence of a breach of the Seller’s representations and warranties under Section 4.2 on the Cut-Off Date for such Loan Asset.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital.

“Substitute Eligible Loan Asset” has the meaning specified in Section 6.1(a).

“Substitution” has the meaning specified in Section 6.1(a).

“Transfer Taxes” means any tax, fee or governmental charge payable by the Purchaser, the Seller or any other Person to any federal, state or local government arising from or otherwise related to the Sale of any Loan Asset, the related Underlying Collateral (if any) and/or any other related Portfolio Assets from the Seller to the Purchaser under this Agreement (excluding taxes measured by net income).

“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

Section 1.3. Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP or IFRS, as applicable. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Reference to days or days without further qualification means calendar days. Reference to any time means New York, New York time.

Section 1.5. Certain References. All references to the Principal Balance of a Loan Asset as of a Cut-Off Date shall refer to the close of business on the immediately preceding business day.

ARTICLE II.

SALE AND PURCHASE OF THE ELIGIBLE LOAN ASSETS AND OTHER PORTFOLIO ASSETS

Section 2.1. Sale and Purchase of the Eligible Loan Assets and the Other Portfolio Assets.

(a) Subject to the terms and conditions of this Agreement (including the conditions to Purchase set forth in Article III), on and after the Closing Date, the Seller hereby agrees to (i) sell, transfer, contribute and otherwise convey (collectively, “Sell” and any such sale, transfer, contribution and/or other conveyance, a “Sale”), from time to time, to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase and acquire, all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to certain Sale Portfolio designated by the Seller in a Loan Assignment and (ii) transfer or cause the deposit into the Collection Account of all Available Collections received by the Seller on account of any Sale Portfolio hereunder on and after the Purchase Date with respect to such Sale Portfolio, in each case, within three Business Days of the receipt thereof. The Seller hereby acknowledges that each Sale to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.

(b) The Seller shall, no later than 1:00 p.m. on the date that is two Business Days prior to the related Purchase Date execute and deliver to the Purchaser a Loan Assignment identifying the Sale Portfolio to be Sold by the Seller to the Purchaser on such Purchase Date, which Loan Assignment shall be effective upon completion of the Sale on such Purchase Date; provided that if such Purchase Date is the Closing Date or the 2025 Closing Date, as applicable, the corresponding Loan Assignment may be executed and delivered by the Seller to the Purchaser on the Closing Date or the 2025 Closing Date, as applicable. From and after such Purchase Date, the Sale Portfolio listed on Schedule I to the related Loan Assignment shall be deemed to be listed on Schedule I hereto and constitute part of the Sale Portfolio hereunder.

(c) On and after each Purchase Date hereunder and upon payment of the Purchase Price therefor, the Purchaser shall own the Sale Portfolio Sold by the Seller to the Purchaser on such Purchase Date, and the Seller shall not take any action inconsistent with such ownership and shall not claim (except for tax and accounting purposes) any ownership interest in such Sale Portfolio.

(d) Except as specifically provided in this Agreement, the Sale and Purchase of the Sale Portfolio under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of any Obligor.

(e) The Seller and Purchaser acknowledge and agree that no Loan Asset shall be included in the Sale Portfolio and Sold hereunder unless the Purchaser shall become a lender of record under the applicable Related Contract or, with respect to a Participation Interest, the participant under the participation agreement with respect to such Loan Asset on or prior to the related Purchase Date. Upon completion of such a Sale, the Purchaser shall assume all of the

Seller’s rights and obligations as a lender of record or participant, as applicable, under each Loan Asset included in the Sale Portfolio and the Seller shall have no further rights and obligations as a lender of record or participant, as applicable, with respect to such Loan Assets; provided that, notwithstanding the foregoing or anything to the contrary contained herein, neither the Purchaser nor any assignee of the Purchaser (including any Secured Party) shall, as a result of such a Sale, assume any other obligations or liabilities of the Seller with respect to any Loan Asset included in the Sale Portfolio including (i) those occurring or arising prior to the related Purchase Date of such Loan Asset, (ii) those arising out of or related to the Seller’s breach of any of its representations, warranties, covenants, or agreements under this Agreement or the applicable Related Contract or participation agreement, as applicable, for such Loan Asset, (iii) those arising out of or related to the Seller’s bad faith, gross negligence or willful misconduct or (iv) those arising out of or related to the Seller’s act or omissions in any capacity other than as a lender of record under the Related Contracts or participant under the participation agreements, as applicable, with respect to the Loan Assets.

(f) In connection with each Purchase of Sale Portfolio hereunder, the Purchaser hereby instructs the Seller to deliver to the Custodian (with a copy to the Administrative Agent), not later than 5:00 p.m. one Business Day prior to the related Purchase Date, (A) a faxed or e-mailed copy of the duly executed original promissory note for each related Loan Asset, except in the case of a Noteless Loan Asset or Participation Interest, and (B) the other applicable Required Loan Documents specified in clause (a) of the definition thereof; provided that if the related Loan Asset is being closed in escrow, the Seller may cause to be delivered a certificate from the closing attorneys of such Loan Asset certifying the possession of such Required Loan Documents; provided further that, notwithstanding the foregoing, the Seller shall cause a copy of the Required Loan Documents to be in the possession of the Custodian no later than five Business Days after the later of (x) any related Borrowing Date as to any Loan Assets and (y) the date such Loan Assets have settled.

(g) In accordance with the Credit Agreement, certain documents relating to the Sale Portfolio will be delivered to and held in trust by the Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Seller to cause such documents to be delivered to the Custodian. Such delivery to the Custodian of such documents and the possession thereof by the Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

(h) Upon reasonable request therefor, the Seller, on a commercially reasonable basis and provided such request does not impose undue burden or expense on the Seller, shall provide all information, and any other reasonable assistance, to the Services Provider, the Custodian and the Collateral Agent as is reasonably necessary for the Services Provider, the Custodian and the Collateral Agent, as applicable, to conduct the management, administration and collection of the Sale Portfolio Purchased hereunder in accordance with the terms of the Credit Agreement and the other Transaction Documents.

(i) In connection with the Purchase by the Purchaser of Sale Portfolio as contemplated by this Agreement, the Seller further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on and after each Purchase Date that such Sale Portfolio has been purchased by the Purchaser.

(j) The Seller further agrees to deliver to the Purchaser on or before each Purchase Date a computer file or a list containing a true, complete and correct list of all Loan Assets to be Sold hereunder on such Purchase Date, identified by Obligor’s name and Principal Balance as of the related Cut–Off Date. Such file or list shall be marked as Schedule I to the applicable Loan Assignment and shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I to this Agreement, as such Schedule I may be supplemented and amended from time to time.

(k) The Seller shall, at all times, continue to fulfill its obligations, if any, under and in conformance with the terms of the applicable Related Contracts (other than with respect to obligations from which the Seller is released in connection with the Purchaser becoming a lender of record with respect to the related Loan Asset) related to any Sale Portfolio purchased hereunder, including without limitation any obligations pertaining to any Retained Interest.

(l) The Seller and the Purchaser each acknowledge with respect to itself that the representations and warranties of the Seller in Sections 4.1 and 4.2 hereof and of the Purchaser in Section 4.3 hereof, and the covenants and agreements of the Seller herein, including without limitation, in Article V and Article VI hereof, will run to and be for the benefit of the Purchaser and the Collateral Agent (on behalf of the Secured Parties), and the Collateral Agent (on behalf of the Secured Parties), when permitted to do so under the Credit Agreement, may enforce directly (without joinder of the Purchaser when enforcing against the Seller) the obligations of the Seller or the Purchaser, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations as set forth in this Agreement.

(m) In addition to the rights of the Purchaser to acquire any Sale Portfolio directly from the Seller, for administrative convenience the Purchaser may fund any Loan Asset directly as a primary lender at the origination thereof or may acquire any Sale Portfolio directly from a third party seller. Each such Loan Asset shall constitute part of the Sale Portfolio and shall be deemed a Seller Loan Asset and shall be deemed to be Sold by the Seller to the Purchaser and purchased by the Purchaser from the Seller for all purposes of this Agreement. For the avoidance of doubt, all of the applicable provisions of this Agreement, including without limitation the delivery of a Loan Assignment listing such Loan Assets, the conditions precedent to all purchases, the representations and warranties of the Seller, the covenants of the Seller and the indemnity of the Seller, contained herein shall apply to the Seller with equal force with respect to any sales and assignments for administrative convenience under this Agreement (whether in connection with any sale or assignment by any related seller to the Purchaser) as if such sale and assignment was directly or indirectly, as applicable, from the Seller to the Purchaser as provided herein.

Section 2.2. Purchase Price.

The purchase price for each item of Sale Portfolio Sold to the Purchaser hereunder (the “Purchase Price”) shall be in a dollar amount equal to the Fair Market Value of such Loan Asset as determined from time to time by the Seller and the Purchaser and each such transaction shall be on terms no less favorable to the Purchaser than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 2.3. Payment of Purchase Price.

(a) The Purchase Price for any Sale Portfolio Sold by the Seller to the Purchaser on any Purchase Date shall be paid in a combination of: (i) immediately available funds and (ii) if the Purchaser does not have sufficient available funds to pay the full amount of the Purchase Price (after taking into account the proceeds the Purchaser expects to receive pursuant to the Loans under the Credit Agreement), by means of a capital contribution by the Seller to the Purchaser.

(b) The portion of such Purchase Price to be paid in immediately available funds shall be paid by wire transfer on the applicable Purchase Date to an account designated by the Seller on or before such Purchase Date or by means of proper accounting entries being entered upon the accounts and records of the Seller and the Purchaser on the applicable Purchase Date.

(c) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Sale Portfolio proposed to be transferred to the Purchaser on such date as a capital contribution to the Purchaser. In such event, the Purchase Price payable in immediately available funds with respect to such transfer shall be reduced by that portion of the Purchase Price of the Sale Portfolio that was so contributed; provided, that, Loan Assets contributed to the Purchaser as capital shall constitute part of the Sale Portfolio for all purposes of this Agreement. To the extent that the cash purchase price paid by Purchaser to Seller for any Sale Portfolio is less than the Fair Market Value of such Sale Portfolio, the balance of the Purchase Price will be deemed paid by a capital contribution made by the Seller to Purchaser. In addition, the Seller may elect to contribute capital to the Purchaser to permit the Purchaser to fund any Loan Asset at origination or to acquire any Loan Asset from a third party seller.

(d) In connection with each delivery of a Loan Assignment, on the related Purchase Date the Seller shall be deemed to have certified, with respect to the Sale Portfolio to be Sold to the Purchaser on such day, that its representations and warranties contained in Sections 4.1 and 4.2 are true and correct in all respects on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date).

(e) Upon the payment of the Purchase Price for any Purchase, title to the Sale Portfolio included in such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided, that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

Section 2.4. Nature of the Sales.

(a) It is the express intent of the parties hereto (i) that the Sale of the Sale Portfolio by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes), as an absolute sale by the Seller (free and clear of any Lien other than Permitted Liens) of such Sale Portfolio and (ii) the Purchaser shall be entitled to dispose of any such Sale Portfolio in its discretion and shall have no duty or obligation to account to the Seller in connection with any such disposition. It is further not the intention of the parties that such Sale be deemed a pledge or charge of the Sale Portfolio by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Sale Portfolio is held to continue to be property of the Seller, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Sale Portfolio provided for in this Agreement shall be deemed to be a grant by the Seller to the Purchaser of a first-priority security interest (subject only to Permitted Liens) in all of the Seller’s right, title and interest in and to the Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Sale Portfolio together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of Sale Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Purchaser shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Sale Portfolio, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(b) It is the intention of each of the parties hereto that the Sale Portfolio Sold by the Seller to the Purchaser pursuant to this Agreement shall constitute assets owned by the Purchaser and shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.

(c) The Purchaser and the Seller each agree to treat, for all purposes (other than tax and accounting purposes), the transactions effected by this Agreement as sales of assets to the Purchaser. The Seller agrees to reflect in the Seller’s financial records and to include a note in the annual and quarterly financial statements of the Seller indicating that those assets are owned by a special purpose entity that is consolidated in the financial statements of the Seller, and the creditors of that special purpose entity have received a security interest in such assets and such assets are not intended to be available to the creditors of the Seller (or any affiliate of the Seller).

Section 2.5. Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Loan Asset be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of endorsement) required to be executed and delivered in connection with (a) the acquisition of a Loan Asset as a lender or participant at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Loan Asset in accordance with the terms of Required Loan Documents may reflect that the Seller (or any affiliate of either thereof or any third party from whom the Seller may purchase a Loan Asset) is assigning such Loan Asset directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of endorsement) shall be deemed to impair the transfers of the related Sale Portfolio by the Seller to the Purchaser in accordance with the terms of this Agreement.

ARTICLE III.

CONDITIONS OF SALE AND PURCHASE

Section 3.1. Conditions Precedent to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions precedent that the Purchaser shall have received on or on a recent date before the 2025 Closing Date, in form and substance satisfactory to the Purchaser, all of the following:

(i) a copy of this Agreement duly executed by each of the parties hereto;

(ii) a certificate of an Authorized Officer of the Seller, dated on or as of a recent date prior to the 2025 Closing Date, certifying (A) the names and true signatures of the Authorized Officers of the Seller authorized to sign for and on behalf of the Seller this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith (on which certificate the Purchaser and its assignees may conclusively rely until such time as the Purchaser and such assignees shall receive from the Seller, a revised certificate meeting the requirements of this Section 3.1(ii)), (B) that the copy of the certificate of incorporation of the Seller is a complete and correct copy and that such certificate of registration has not been amended, modified or supplemented and is in full force and effect, (C) that the copy of the bylaws of the Seller is a complete and correct copy and that such bylaws are in full force and effect and (D) the resolutions of the board of directors of Seller approving and authorizing the execution, delivery and performance by the Seller of this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith;

(iii) a good standing certificate, dated as of a recent date prior to the 2025 Closing Date for the Seller, issued by the Division of Corporations in the office of the Secretary of State of Maryland;

(iv) filed original copies of one or more proper financing statements describing the Sale Portfolio, and naming the Seller as the “Debtor/Seller”, the Purchaser as “Secured Party/Buyer” and the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to perfect the Purchaser’s ownership interest in all Sale Portfolio;

(v) copies of properly authorized termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to release all security interests and similar rights of any Person in the Sale Portfolio previously granted by the Seller; and

(vi) copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the 2025 Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Seller (under its present name and any previous name) as debtor and which are filed in the State of Maryland, together with copies of such financing statements (none of which shall cover any Sale Portfolio unless terminated or released as provided in clause (v)).

(vii) all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, each Lender and the Administrative Agent, and the Purchaser, each Lender and the Administrative Agent shall have received from the Seller copies of all documents (including, without limitation, records of its board of directors’ proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Purchaser, each Lender and the Administrative Agent may have reasonably requested;

(viii) any necessary third party consents to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser;

(ix) the Seller shall have paid all fees then required to be paid by it on the 2025 Closing Date; and

(x) one or more favorable Opinions of Counsel from counsel to the Seller with respect to the perfection and enforceability of the security interest hereunder and such other matters as the Purchaser or any assignee thereof may reasonably request.

Section 3.2. Conditions Precedent to All Purchases. The Purchase to take place on the initial Purchase Date and each Purchase to take place on a subsequent Purchase Date hereunder shall be subject to the further conditions precedent that:

(a) The following statements shall be true:

(i) The representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct on and as of such Purchase Date in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects), before and after giving effect to the Purchase to take place on such Purchase Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

(ii) The Seller is in compliance in all respects with each of its covenants and other agreements set forth herein other than any such covenant or agreement that could not reasonably be expected to have a Material Adverse Effect.

(iii) The Purchase Date shall be during the Reinvestment Period.

(iv) No Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Purchaser in accordance with the provisions hereof.

(b) The Purchaser shall have received a duly executed and completed Loan Assignment along with a Schedule I that is true, accurate and complete in all material respects as of the related Cut-Off Date.

(c) The Seller shall have taken all steps necessary under all Applicable Law and the applicable Related Contracts in order to Sell to the Purchaser the Sale Portfolio being Purchased on such Purchase Date and, upon the Sale of such Sale Portfolio from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien (other than Permitted Liens).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Seller. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of each Purchase Date (unless a specific date is specified below), the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Purchase Date) that:

(a) Organization and Good Standing. The Seller has been duly formed and is validly existing as a corporation under the laws of the State of Maryland (subject to Section 5.1(e)), with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Sale Portfolio and to Sell such Sale Portfolio to the Purchaser hereunder and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party; except in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement and each Loan Assignment to which it is a party and (b) carry out the terms of this Agreement and each Loan Assignment to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and each Loan Assignment and the sale and assignment of an ownership interest in the Sale Portfolio on the terms and conditions herein provided. This Agreement and each Loan Assignment have been duly executed and delivered by the Seller.

(d) Valid Conveyance; Binding Obligations. This Agreement and each Loan Assignment to which the Seller is party have been and, in the case of each Loan Assignment delivered after the 2025 Closing Date, will be, duly executed and delivered by the Seller, and this Agreement, together with the applicable Loan Assignment in each case, shall effect valid Sales of Sale Portfolio, transfer and assignment of or grant of a security interest by the Seller to the Purchaser of its rights, title and interest in the Sale Portfolio as set forth herein, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement and each Loan Assignment shall constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(e) No Violation. The execution, delivery and performance of this Agreement, each Loan Assignment and all other agreements and instruments executed and delivered or to be executed and delivered by the Seller pursuant hereto or thereto in connection with the Sale of the Sale Portfolio will not (i) violate any Applicable Law or the certificate of incorporation of the Seller, or any amendment of either thereof, to the extent such violation could reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement or (iii) violate or constitute a default under any contract or other agreement to which the Seller is a party or by which the Seller or any property or assets of the Seller may be bound to the extent such violation or default could reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) No Consents. The Seller is not required to obtain the consent or approval of any other party or any consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Loan Assignment, except those which have been met or obtained and are in full force and effect or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

(h) State of Organization, Etc. Except as permitted hereunder, the Seller’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Seller has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names. Except as permitted hereunder, the location of the Seller’s records regarding the Sale Portfolio (other than those delivered to the Custodian) is at the address of the Seller set forth in Section 8.5 of this Agreement. The Seller’s only jurisdiction of formation or registration is Maryland, and, except as permitted hereunder, the Seller has not changed its jurisdiction of formation.

(i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(j) Solvency. The Seller, at the time of and after giving effect to each conveyance of Sale Portfolio hereunder and the transactions contemplated hereunder and the other Transaction Documents, is not the subject of any Bankruptcy Proceedings or Bankruptcy Event and is Solvent.

(k) Compliance with Laws. The Seller has complied in all material respects with all Applicable Law to which it may be subject.

(l) Taxes. The Seller has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP or IFRS, as applicable, have been provided on the books of the Seller), and no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(m) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the Sale of the Sale Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from the Sale of the Sale Portfolio will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(n) Loan Assignments. Each Loan Assignment is accurate in all material respects.

(o) No Liens, Etc. The Sale Portfolio to be acquired by Purchaser hereunder is owned by the Seller free and clear of any Lien (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien (subject only to Permitted Liens). No effective financing statement reflecting the Seller or the Seller’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Sale Portfolio Purchased hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Credit Agreement.

(p) Information True and Correct. All information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties and with respect to any information or documentation prepared by the Seller or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan Asset or Obligor) heretofore furnished by or on behalf of the Seller to the Purchaser or any assignee thereof in connection with this Agreement (after taking into account all updates, modifications and supplements to such information) is, as of its date, true and complete in all material respects when taken as a whole and in the context that such information was provided and does not omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect, in each case as of the date so furnished (or, in the case of certificates, notices, reports, financial statements or similar information or records, the stated date thereof); provided that, solely with respect to written or electronic information furnished by the Seller which was provided to the Seller from a third party, such information need only be accurate, true and correct in all material respects to the actual knowledge of the Seller.

(q) ERISA Compliance; Plan Assets. None of the “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA, the Seller or any ERISA Affiliate of a Seller maintains or contributes or has an obligation to contribute to any “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA that would reasonably be expected to result in a Material Adverse Effect or otherwise result in a material limitation on the Seller to perform its obligations hereunder (each, a “Pension Plan”). Further, the Seller is not a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, a “governmental plan” within the meaning of Section 3(32) of ERISA, or any other entity the assets of which are subject to state statutes or regulations applicable to the Seller that impose prohibitions materially similar to those contained in Section 406 of ERISA or Section 4975 of the Code (collectively, a “Benefit Plan Entity”).

(r) Investment Company Status. The Seller is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act, such election is effective and has not been withdrawn.

(s) Intent of the Seller. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Sale Portfolio to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors.

(t) Value Given. The Seller has received reasonably equivalent value from the Purchaser in exchange for the Sale of such Sale Portfolio Sold hereunder. No such Sale has been made for or on account of an antecedent debt owed by the Seller.

(u) Accounting. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Sale Portfolio by the Seller to the Purchaser.

(v) No Broker Dealers. The Seller is not a broker dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(w) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders, the Collateral Agent, the Custodian and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller.

(x) Sale Agreement. This Agreement, the Loan Assignments contemplated herein and any Required Loan Document specified in clause (a) of the definition thereof are the only agreements or arrangements pursuant to which the Seller Sells the Sale Portfolio Sold by it to the Purchaser.

(y) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sale Portfolio in favor of the Purchaser, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Loan Assets, along with the related Loan Asset Files, constitute either a “general intangible” (including a “payment intangible”), an “instrument,” an “account,” “securities entitlement,” “tangible chattel paper”, “certificated security,” “uncertificated security,” “supporting obligation,” or “insurance” (each as defined in the applicable UCC), real property and/or such other category of collateral under the applicable UCC as to which the Seller has complied with its obligations under this Section 4.1(y);

(iii) the Seller owns and has good and marketable title to (or with respect to assets securing any Loan Assets, the Seller or an agent on behalf of the related lenders has, a valid security interest in) the Sale Portfolio Sold by it to the Purchaser hereunder on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iv) the Seller has received all consents and approvals required by the terms of any Loan Asset, to the Sale thereof and the granting of a security interest in the Loan Assets hereunder to the Purchaser;

(v) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Sale Portfolio granted hereunder to the Purchaser in which a security interest may be perfected by filing; provided that filings in respect of real property shall not be required;

(vi) other than (i) as expressly permitted by the terms of this Agreement and the Credit Agreement and (ii) the security interest granted to the Purchaser and the Collateral Agent, on behalf of the Secured Parties, the Seller has not pledged, charged, assigned, sold, granted a security interest in or otherwise conveyed any of the Sale Portfolio. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Sale Portfolio other than any financing statement (A) relating to the security interest granted to the Purchaser under this Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Seller is not aware of the filing of any judgment or tax lien (other than Permitted Liens in respect of Taxes, if any) filings against the Seller;

(vii) all original executed copies of each underlying promissory note, if any, that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Custodian;

(viii) other than in the case of Noteless Loan Assets, the Seller has received, or subject to the delivery requirements herein will receive, a written acknowledgment from the Custodian that the Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties;

(ix) none of the underlying promissory notes that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(x) with respect to any Sale Portfolio that constitutes a “certificated security”, such certificated security has been delivered to the Custodian, on behalf of the Secured Parties and, if in registered form, has been specifically Indorsed in blank by an effective Indorsement or has been registered in the name of the Purchaser, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration or transfer by the Purchaser of such certificated security;

(xi) with respect to any Sale Portfolio that constitutes an “uncertificated security”, that the Seller shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security; and

(xii) with respect to any Sale Portfolio that constitutes “security entitlements”:

(A) all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;

(B) the Seller has taken all steps necessary to cause the securities intermediary to identify in its records the Purchaser, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties, as the Persons having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

(C) the Controlled Accounts are not in the name of any Person other than the Purchaser, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Purchaser, the Services Provider and the Collateral Agent (acting at the direction of the Majority Lenders) in accordance with the Transaction Documents, including causing cash to be invested in Eligible Investments; provided that upon the delivery of a Notice of Exclusive Control (as defined in the Account Control Agreement) by the Collateral Agent (acting at the direction of the Majority Lenders), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Eligible Investments.

(z) Notice to Agents and Obligors. The Seller has directed the applicable loan agent or Obligor with respect to any Loan Asset to remit all payments and collections with respect to such Loan Asset directly to the Collection Account.

(aa) Collections. The Collection Account is the only account to which loan agents and/or Obligors (or, in the case of any Participation Interest, the entity granting the Participation Interest) have been instructed to send Interest Proceeds and Principal Proceeds on the Sale Portfolio Sold by the Seller. The Seller acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates with respect to the Sale Portfolio Purchased by the Purchaser as contemplated by this Agreement are held and shall be held in trust for the benefit of the Purchaser (or its assignees) until deposited into the Collection Account as required by the Credit Agreement.

(bb) Ownership of the Purchaser. The Seller owns, directly, 100% of the membership interests of the Purchaser.

(cc) Confirmation from the Seller. The Seller hereby confirms to the Purchaser that the Seller will not cause the Purchaser to file a voluntary petition under the Bankruptcy Code.

(dd) Sanctions/Anti-Money Laundering. The Seller, with respect to itself and each of its directors, officers, and employees and to the knowledge of the Seller any of its Subsidiaries, Affiliates or authorized agents and their respective officers, employees, directors, or agents or any person acting on behalf of the Seller or benefitting in any capacity in connection with this Agreement and the other Transaction Documents, makes the representations set forth in Sections 4.21, 4.22 and 4.23 of the Credit Agreement.

(ee) Covenants. All covenants, agreements and undertakings of the Seller hereunder have been performed in all material respects.

(ff) Opinions. The statements of fact in (i) the section heading “Description of the Transaction” or collectively defined as the “Transactions” in the non-consolidation opinion of Dechert LLP (the “Non-Consolidation Opinion”) and (ii) the section heading “Description of the Transaction” or collectively defined as the “Transaction” in the true sale opinion of Dechert LLP (the “True Sale Opinion”, and, collectively with the Non-Consolidation Opinion, the “Non-Consolidation/True Sale Opinions”), each dated as of November 8, 2022, are true and correct in all material respects.

(gg) Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained in any certificate or other document furnished by the Seller to the Purchaser or the Administrative Agent in writing pursuant hereto or in connection herewith is, as of its date, true and correct in all material respects as of the date made or referred to therein.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Sale of the Sale Portfolio to the Purchaser and (y) and the grant of a first-priority perfected security interest (subject only to Permitted Liens) in, to and under the Sale Portfolio pursuant to the Credit Agreement by the Purchaser. Upon discovery by an Authorized Officer of the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent and each Lender as provided in Section 5.2 of this Agreement.

Section 4.2. Representations and Warranties of the Seller Relating to the Agreement and the Sale Portfolio. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of each Purchase Date, the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Purchase Date) that:

(a) Binding Obligation, Valid Transfer and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Purchaser of all right, title and interest in, to and under all Sale Portfolio, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. This Agreement constitutes a grant of a security interest in all Sale Portfolio to the Purchaser which upon the delivery of the Required Loan Documents and the filing of the financing statements shall be a first-priority perfected security interest in all Sale Portfolio, subject only to Permitted Liens. Neither the Seller nor any Person claiming through the Seller shall have any claim to or interest in the Collection Account, except for the interest of the Seller in such property as a debtor for purposes of the UCC if this Agreement constitutes the grant of a security interest in such property.

(b) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Seller of this Agreement or the validity or enforceability of this Agreement, other than (i) such as have been met or obtained and are in full force and effect or (ii) those consents the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(c) Eligibility of Sale Portfolio. (i) Schedule I is an accurate and complete listing of all Loan Assets as of the 2025 Closing Date and as of the related Cut–Off Date, as applicable, and the information contained therein with respect to the identity of each such Loan Asset and the amounts owing thereunder is true and correct as of the related Cut–Off Date and (ii) each Loan Asset Purchased by the Purchaser hereunder is an Eligible Loan Asset as of the Cut-Off Date thereof.

(d) No Fraud. To the actual knowledge of the Seller, each Eligible Loan Asset was originated without any fraud or material misrepresentation by the Seller or, to the actual knowledge of an Authorized Officer of the Seller, on the part of the Obligor.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of the Sale Portfolio to the Purchaser, (y) the grant of a first-priority perfected security interest (subject only to Permitted Liens) in, to and under the Sale Portfolio pursuant to the Credit Agreement by the Purchaser and (z) the termination of this Agreement and the Credit Agreement. Upon discovery by an Authorized Officer of the Seller or an Authorized Officer of the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent and each Lender.

Section 4.3. Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which the Seller relies in selling the Sale Portfolio Sold hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of each Purchase Date, the Purchaser represents and warrants to the Seller for the benefit of the Seller and each of its successors and assigns (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Purchase Date) that:

(a) Formation and Good Standing. The Purchaser has been duly formed as a limited liability company and is validly existing under the laws of the State of Delaware or such other jurisdiction as permitted under the terms of the Transaction Documents, with the limited liability company power and authority to own or lease its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, all necessary limited liability company power, authority and legal right to acquire and own the Sale Portfolio, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Due Qualification. The Purchaser is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Purchaser (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement and (b) carry out the terms of this Agreement and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the Purchase of the Sale Portfolio on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Purchaser.

(d) No Consent Required. The Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, each Loan Assignment and the Transaction Documents to which it is a party, except for such as have been obtained, effected or made and are in full force and effect or those consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

(e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject, as to enforceability, to applicable Bankruptcy Laws and general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) violate any Applicable Law in any material respect or violate the Constituent Documents of the Purchaser to the extent such violation would reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Purchaser’s properties pursuant to the terms of any such contractual obligation, other than this Agreement or (iii) violate any contract or other agreement to which the Purchaser is a party or by which the Purchaser or any property or assets of the Purchaser may be bound to the extent such violation would reasonably be expected to have a Material Adverse Effect.

(g) Value Given. The Purchaser has given reasonably equivalent value to the Seller in exchange for the Sale of such Sale Portfolio. No such Purchase has been made for or on account of an antecedent debt owed by the Seller.

(h) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Loan Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Loan Assignment or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(i) Sale Agreement. This Agreement, the Loan Assignments and any Required Loan Document specified in clause (a) of the definition thereof contemplated herein are the only agreements or arrangements pursuant to which the Purchaser Purchases the Sale Portfolio Sold to it by the Seller.

(j) Investment Company Act. The Purchaser is not required to register as an “investment company” under the provisions of the 1940 Act.

(k) Opinions. The statements of fact and assumptions with regard to the Seller, the Purchaser and the Transaction Documents set forth in the Non-Consolidation/True Sale Opinions are true and correct in all material respects.

ARTICLE V.

COVENANTS OF THE SELLER

Section 5.1. Protection of Title of the Purchaser.

(a) On or prior to the 2025 Closing Date, the Seller shall have filed or caused to be filed UCC-1 financing statements, naming the Seller as “Debtor/Seller”, naming the Purchaser as “Secured Party/Buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, and describing the Sale Portfolio to be acquired by the Purchaser, with the office of the Secretary of State of the state of the jurisdiction of formation of the Seller. From time to time thereafter, the Seller shall file such financing statements and cause to be filed such continuation statements and take any other necessary action in relation to the aforementioned security interest granted by the Seller, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Purchaser under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, in the Sale Portfolio acquired by the Purchaser hereunder, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Collateral Agent, the Custodian, the Services Provider, the Lenders and the Administrative Agent copies of file-stamped copies of, or filing receipts for, any document filed as provided above, promptly after receipt thereof by the Seller following such filing. The Seller agrees that it will from time to time, at its expense, take all actions, that the Purchaser, the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Sale Portfolio, or to enable the Purchaser, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder.

(b) On or prior to each Purchase Date hereunder, the Seller shall take all steps necessary under all Applicable Law and the applicable Related Contracts in order to Sell to the Purchaser the Sale Portfolio being acquired by the Purchaser on such Purchase Date to the Purchaser so that, upon the Sale of such Sale Portfolio from the Seller to the Purchaser pursuant to the terms hereof on such Purchase Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to

Permitted Liens). On or prior to each Purchase Date hereunder, the Seller shall take all steps required under Applicable Law in order for the Purchaser to grant to the Collateral Agent, for the benefit of the Secured Parties, a first-priority perfected security interest (subject only to Permitted Liens) in the Sale Portfolio being Purchased by the Purchaser on such Purchase Date and, from time to time thereafter, the Seller shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Purchaser’s ownership interest in, and the Collateral Agent’s first-priority perfected security interest in (subject only to Permitted Liens), the Sale Portfolio which have been acquired by the Purchaser hereunder in relation to the aforementioned security interest granted by the Seller.

(c) The Seller shall direct any agent or administrative agent for any Sale Portfolio originated or acquired by the Seller to remit all payments and collections with respect to such Sale Portfolio due since the related Cut-Off Dates and direct the Obligor with respect to such Sale Portfolio to remit all such payments and collections due since the related Cut-Off Dates directly to the Collection Account. In the event any payments relating to any Sale Portfolio due since the related Cut-Off Dates are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within three Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser and its assignees. Until so deposited, all such Interest Proceeds, all such Principal Proceeds and any amounts required to be paid to the Purchaser in connection with a repurchase of a Loan Asset hereunder shall be held in trust for the Purchaser or its assignees by the Seller.

(d) The Seller shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Obligations have been paid in full:

(i) file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii) at the request of the Administrative Agent, deliver or cause to be delivered to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e) The Seller shall not make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names or change the jurisdiction of its formation unless, in each case, the Seller shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first-priority perfected security interest (subject only to Permitted Liens) of the Purchaser in the Sale Portfolio.

(f) The Seller shall mark its master data processing records so that, from and after the applicable Purchase Date under this Agreement of the related Sale Portfolio to the Purchaser and the grant of a security interest in such Sale Portfolio by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, the Seller’s master data processing records (including archives) that refer to such Sale Portfolio shall indicate clearly that such Sale Portfolio has been Purchased by the Purchaser hereunder and Pledged by the Purchaser to the Collateral Agent, on behalf of the Secured Parties, under the Credit Agreement. Indication of the Collateral Agent’s security interest for the benefit of the Secured Parties in the Sale Portfolio shall be deleted from or modified on the Seller’s computer systems when, and only when, such Sale Portfolio shall be (i) paid off by the related Obligor, (ii) Repurchased or substituted by the Seller in accordance with the Transaction Documents or (iii) released by the Collateral Agent pursuant to Section 8.6 of the Credit Agreement.

(g) If the Seller fails to perform any of its obligations hereunder, the Purchaser, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 9.1. The Seller irrevocably authorizes the Purchaser, the Collateral Agent or the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Purchaser, the Collateral Agent and the Administrative Agent as its attorney-in-fact pursuant to a Power of Attorney substantially in the form of Exhibit B to act on behalf of the Seller (i) to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent in the Sale Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Sale Portfolio as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable.

Section 5.2. Affirmative Covenants of the Seller.

From the date hereof until the Obligations have been paid in full:

(a) Compliance with Law. The Seller will comply in all material respects with all Applicable Law relating to its interest in the Sale Portfolio or any part thereof.

(b) Preservation of Company Existence. The Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Performance and Compliance with Sale Portfolio. The Seller will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Sale Portfolio and all other agreements related to such Sale Portfolio.

(d) Separate Identity. The Seller acknowledges that the Administrative Agent, the Collateral Agent, the Custodian, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Credit Agreement and the other Transaction Documents in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps including, without limitation, all such steps that the Administrative Agent or the Collateral Agent may from time to time reasonably request to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (other than for tax or accounting purposes). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:

(i) The Seller will take all actions reasonably necessary on its part to ensure that the Purchaser is at all times in material compliance with the criteria and the restrictions set forth in Section 9(j) of the amended and restated limited liability company agreement of the Purchaser and Sections 5.2, 5.7, 5.10, 5.13 and 5.18 of the Credit Agreement; provided that, for the avoidance of doubt, the Seller shall not be required to expend any of its own funds to cause the Purchaser to be in compliance with Section 5.2 of the Credit Agreement;

(ii) the Seller shall maintain corporate records and books of account separate from those of the Purchaser;

(iii) the annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with GAAP or IFRS, as applicable, and the annual financial statements of the Seller shall disclose that the Loan Assets are owned by a special purpose entity that is consolidated in the financial statements of the Seller, and the creditors of that special purpose entity have received a security interests in such assets and such assets are not intended to be available to the creditors of the Seller (or any affiliate of the Seller);

(iv) the resolutions, agreements and other instruments underlying the transactions described in this Agreement required under Applicable Law to be maintained as official records shall be continuously maintained by the Seller as official records;

(v) the Seller shall maintain an arm’s–length relationship with the Purchaser and will not hold itself out as being liable for the debts of the Purchaser;

(vi) the Seller shall keep its assets and its liabilities separate from those of the Purchaser;

(vii) the Seller will avoid the appearance, and promptly upon an Authorized Officer of the Seller becoming aware thereof, correct any known misperception of any of the Seller’s creditors, that the assets of the Purchaser are available to pay the obligations and debts of the Seller; and

(viii) to the extent that the Seller manages the Loan Assets and performs other services on the Purchaser’s behalf, the Seller will clearly identify itself as an agent of the Purchaser in the performance of such duties.

(e) Maintenance of Records and Cooperation with Requests for Information or Documents. The Seller will maintain records with respect to the Sale Portfolio and the conduct and operation of its business. The Seller will cooperate fully with all reasonable requests of the Purchaser and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Purchaser and its assigns to carry out their responsibilities under the Transaction Documents or to protect the interests of the Purchaser and its assigns under or as contemplated by this Agreement and the other Transaction Documents, so long as such information or document is within the possession of the Seller or may be obtained with neither undue burden nor expense.

(f) Notices.

(i) Notice of ERISA Events. The Seller shall promptly notify the Purchaser, the Administrative Agent and each Lender in writing (i) after receiving notice of any “reportable event” (as defined in Title IV of ERISA, other than an event for which the 30 day notice period has been waived by regulations) with respect to the Seller (or any ERISA Affiliate thereof), and provide them with a copy of such notice, and (ii) if it becomes a Benefit Plan Entity.

(ii) Notice of Proceedings. The Seller shall notify the Purchaser, the Administrative Agent and each Lender in writing, as soon as possible and in any event within three Business Days, after an Authorized Officer of the Seller receives notice or obtains actual knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a material adverse effect on the Portfolio Assets, the Transaction Documents or the Seller. For purposes of this Section 5.2(f)(ii), (x) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Portfolio Assets or the Transaction Documents that could reasonably be expected to reduce the value of the Portfolio Assets in excess of $1,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a material adverse effect and (y) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Seller that could reasonably be expected to result in liability of such Person in excess of $10,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect.

(iii) Representations and Covenants. Promptly, upon receipt of notice or discovery thereof by an Authorized Officer of the Seller, the Seller will furnish notice to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender (i) if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect in any material respect at the time it was given or deemed to have been given or (ii) of the breach in any material respect of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Seller shall notify the Purchaser, the Collateral Agent, the Administrative Agent and each Lender in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Seller which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(iv) Seller Purchase Event. Promptly upon receipt of notice or discovery thereof by an Authorized Officer of the Seller, the Seller will provide the Purchaser, the Collateral Agent, the Administrative Agent and each Lender with written notice of the occurrence of each Seller Purchase Event.

(g) Other. The Seller will furnish to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender promptly, from time to time such other information, documents, records or reports respecting the Sale Portfolio as the Purchaser, the Collateral Agent, the Administrative Agent and each Lender may from time to time reasonably request in order to protect the interests of the Purchaser, the Administrative Agent, the Collateral Agent, the Lenders or the Secured Parties under or as contemplated by this Agreement and the other Transaction Documents, so long as such information, documents or records are within the possession of the Seller or may be obtained with neither undue burden nor expense.

(h) Costs and Expenses. The Seller shall pay all reasonable, documented costs and disbursements in connection with its performance of its obligations hereunder.

(i) Opinion. The Seller shall take all other actions necessary to maintain in all material respects the accuracy of the factual assumptions set forth in the Non-Consolidation/True Sale Opinions.

(j) Disregarded Entity. The Seller shall cause the Purchaser to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Purchaser nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

Section 5.3. Negative Covenants of the Seller.

From the date hereof until the Obligations have been paid in full:

(a) Sale Portfolio Not to be Evidenced by Instruments. The Seller will take no action to cause any Sale Portfolio that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in its capacity as Services Provider in connection with the enforcement or collection of such Sale Portfolio.

(b) Security Interests. Except as otherwise permitted herein and in the Credit Agreement, the Seller will not sell, pledge, charge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Sale Portfolio Sold by the Seller to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Sale Portfolio Sold by the Seller to the Purchaser hereunder. The Seller will promptly notify the Purchaser, the Collateral Agent, each Lender and the Administrative Agent of the existence of any Lien on any Sale Portfolio (other than Permitted Liens) and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Agent, on behalf of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Sale Portfolio.

(c) Mergers, Acquisitions, Sales, Etc. The Seller will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, or sell or assign with or without recourse any Sale Portfolio or any interest therein other than (i) in the ordinary course of business or (ii) as permitted pursuant to this Agreement or the Transaction Documents; provided that the Seller may consolidate with, merge into or convey or transfer its properties and assets substantially as an entirety to any Person so long as (x) the Seller or such Person gives notice thereof to the Purchaser and (y) the transferee or, if the survivor is not the Seller, such survivor expressly assumes all obligations of the Seller hereunder and agrees to be bound by this Agreement.

(d) Transfer of Purchaser Membership Interests. The Seller shall not transfer, pledge, assign, participate or otherwise encumber its limited liability company interests in the Purchaser without the delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion and the consent of the Administrative Agent.

(e) Restricted Payments. The Seller shall not cause or permit the Purchaser to violate Section 5.29 of the Credit Agreement.

(f) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale or contribution of the Loan Assets to the Purchaser.

(g) Limitation on Financing Activities. The Seller shall not, directly or indirectly, advance or loan to the Purchaser any funds pursuant to any financial accommodation. For the avoidance of doubt, this clause (g) shall not prohibit the Seller from contributing Loan Assets to the Purchaser as contemplated herein or providing cash equity contributions to the Purchaser or, in its role as Services Provider, from advancing funds for which it expects to be reimbursed by the Purchaser pursuant to the Credit Agreement.

ARTICLE VI.

REPURCHASES AND SUBSTITUTION BY THE SELLER

Section 6.1. Repurchase of Loan Assets.

(a) The Seller may (in accordance with and subject to the requirements of the Credit Agreement) from time to time, in its sole discretion, either (i) repurchase a Loan Asset (each, a “Repurchase”) or (ii) substitute for such Loan Asset a Collateral Loan (each, a “Substitution” and such Collateral Loan, a “Substitute Loan Asset”), in each case in accordance with and subject to the requirements of Section 10.1(d) of the Credit Agreement.

(b) In connection with the Repurchase or Substitution of a Loan Asset, the Seller shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Exhibit C hereto (each, a “Repurchase/Substitution Notice”), designating the Purchase Date and attaching a supplement to Schedule I identifying the Loan Assets and, as applicable, the Substitute Loan Assets to be substituted and the Repurchase Price or Substitution Value, as applicable, with respect to such Substitution. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, the Purchaser shall contribute to the Seller without recourse (except to the extent specifically provided herein), and the Seller shall accept such contribution, on the applicable date of Substitution, all of the Purchaser’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Loan Asset then reported by the Purchaser on the Schedule I attached to the related Repurchase/Substitution Notice, together with all Collateral and proceeds of the foregoing. In the case of a Substitution, Seller shall then contribute to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Substitution, on the applicable date of Substitution, all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Substitute Loan Asset then reported by the Purchaser on the Schedule I attached to the related Repurchase/Substitution Notice, together with all Collateral and proceeds of the foregoing. For the avoidance of doubt, Schedule I, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule I without the need for action or consent on the part of any Person. On the date hereof, the Purchaser agrees to acquire the Loan Assets set forth on Schedule I and the Collateral from the Seller and the Seller agrees to Sell such Loan Assets and Collateral to the Purchaser for the applicable Purchase Prices set forth on Schedule I.

ARTICLE VII.

ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE SALE PORTFOLIO

Section 7.1. Rights of the Purchaser.

(a) Without limiting the application of the terms of this Agreement or any other Transaction Document, after the occurrence of the Stated Maturity or acceleration of the Obligations, the Seller hereby authorizes the Purchaser, the Services Provider, the Collateral Agent and the Administrative Agent and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of the Seller that the Purchaser, the Services Provider, the Collateral Agent or the Administrative Agent and/or their respective designees or assignees determine are necessary or appropriate to collect all amounts due under any and all Sale Portfolio and to enforce or protect the Purchaser’s, the Collateral Agent’s and the Administrative Agent’s rights under this Agreement, including endorsing the name of the Seller on checks and other instruments representing Interest Proceeds and Principal Proceeds with respect to the Sale Portfolio and enforcing such Sale Portfolio.

(b) Except as set forth in Section 6.1 with respect to the Repurchase or Substitution of certain Loan Assets, the Purchaser shall have no obligation to account for, replace, substitute or return any Sale Portfolio to the Seller. Other than for any amounts due and payable prior to the related Cut-Off Date and received by the Purchaser thereafter, the Purchaser shall have no obligation to account for or to return Interest Proceeds or Principal Proceeds, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such Interest Proceeds and Principal Proceeds and charges are in excess of the Purchase Price for such Sale Portfolio.

(c) The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Sale Portfolio and all of the Purchaser’s right, title and interest in, to and under the Sale Portfolio.

(d) The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Sale Portfolio and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding. For the avoidance of doubt, nothing in this Section 7.1 shall limit or restrict the ability of the Seller to receive equity distributions made to the Seller by the Purchaser from amounts or assets released to the Purchaser pursuant to the Credit Agreement.

Section 7.2. Notice to Administrative Agent.

The Seller agrees that, concurrently with its delivery thereof to the Purchaser, the Seller will deliver to the Administrative Agent copies of all notices, reports, documents and other information required to be delivered by the Seller to the Purchaser hereunder.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1. Liability of the Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and with respect to its representations and warranties expressly set forth hereunder.

Section 8.2. Limitation on Liability. No claim may be made by the Seller or any other Person against the Lenders, the Collateral Agent, the Custodian, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.3. Amendments; Limited Agency. Except as provided in this Section 8.3, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent, the Collateral Agent and the Majority Lenders. The Purchaser shall provide not less than ten Business Days’ prior written notice of any such amendment to the Administrative Agent, the Collateral Agent and each Lender.

Section 8.4. Waivers; Cumulative Remedies. No failure or delay on the part of the Purchaser (or any assignee thereof) or the Seller, in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 8.5. Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, as follows:

To the Purchaser:

Athena Funding II LLC

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Jonathan Lamm

Email: with a copy to

Phone: (212) 651-4782

To the Seller:

Blue Owl Technology Finance Corp.

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Jonathan Lamm

Email: with a copy to

Phone: (212) 651 4782

or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 8.6. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Credit Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Credit Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 8.7. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.8. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 8.9. Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Seller and the Purchaser agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Seller or the Purchaser, as applicable, at its address specified in Section 8.5. Nothing in this Section 8.9 shall affect the right of the Seller or the Purchaser to serve legal process in any other manner permitted by law.

Section 8.10. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Purchaser and its Affiliates and officers, directors, employees and agents thereof under Article IX hereof, the Seller agrees to pay on demand all reasonable and reasonably documented out-of-pocket costs and expenses of the Purchaser or its assignees incurred in connection with the preparation, execution, delivery, enforcement, administration (including periodic auditing), renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable and documented out–of–pocket fees and expenses of outside counsel with respect thereto and with respect to advising the Purchaser or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable and reasonably documented out-of-pocket costs and expenses, if any (including reasonable outside counsel fees and expenses), incurred by the Purchaser or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith provided that the Seller shall only be responsible for the fees and expenses of one outside counsel and one local counsel in each relevant jurisdiction for all of the Purchaser’s assignees.

(b) The Seller shall pay on demand any and all stamp, sales, excise and other Taxes (excluding Taxes imposed on or measured by net income) and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 8.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

Section 8.12. Bankruptcy Non-Petition and Limited Recourse; Claims. The Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any Bankruptcy Proceeding so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day after the payment in full of all Obligations and any securities issued by the Borrower that refinance any of the Obligations. The Seller hereby acknowledges that (i) the Purchaser has no assets other than the Sale Portfolio and rights and interests in the Transaction Documents and rights incidental thereto, (ii) the Purchaser shall, immediately upon Purchase hereunder, grant a security interest in the Sale Portfolio to the Collateral Agent, on behalf of the Secured Parties, pursuant to the Credit Agreement, and (iii) Available Collections generated by the Sale Portfolio will be applied to payment of the Purchaser’s obligations under the Credit Agreement. In addition, the Seller shall have no recourse for any amounts payable or any other obligations of the Purchaser arising under this Agreement against any officer, director, employee, partner, general partner or security holder of the Purchaser or any of its successors or assigns. The provisions of this Section 8.12 are a material inducement for the

Purchaser to enter into this Agreement and the transactions contemplated hereby and for the Administrative Agent and the Secured Parties to enter into the Credit Agreement and the transactions contemplated thereby and are an essential term hereof. The Purchaser may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

Section 8.13. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except to the Collateral Agent, for the benefit of the Secured Parties, as provided in the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Purchaser and for the benefit of the Collateral Agent, for the benefit of the Secured Parties, under the Credit Agreement and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. Upon such assignment, the Collateral Agent, for the benefit of the Secured Parties, when permitted to do so under the Credit Agreement may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without joinder of the Purchaser.

(c) The Administrative Agent, each Lender, the Custodian, the Collateral Agent and the other Secured Parties shall be third-party beneficiaries of this Agreement as provided herein.

Section 8.14. Waiver of Setoff.

(a) The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Purchaser, the Administrative Agent, the Lenders, the Collateral Agent, the Custodian, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller.

(b) The Purchaser shall have the right to set–off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Agreement. Upon any such set–off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.

Section 8.15. Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 8.16. Subordination. After giving effect to any payment relating to any indebtedness, obligation or claim the Seller may from time to time hold or otherwise have against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing, the Senior Advance Rate Test must be satisfied and the Principal Collateralization Amount at such time must exceed the Obligations owed by the Purchaser to the Secured Parties under the Credit Agreement. The Seller hereby agrees that at any time during which the condition set forth in the preceding sentence shall not be satisfied, the Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to each Lender, the Collateral Agent, the Custodian, the Administrative Agent or any other Secured Party under the Credit Agreement.

Section 8.17. Survival of Certain Provisions. Notwithstanding any provision contained herein to the contrary, the Seller’s and the Purchaser’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Stated Maturity; provided that the provisions of Sections 4.1, 4.2, 5.1, 6.1, 8.2, 8.8, 8.9, 8.10, 8.12, 8.13, 8.14, 8.18 and 9.1 shall be continuing and shall survive any termination of this Agreement.

Section 8.18. Confidentiality. Each of the parties hereto hereby agrees with the confidentiality provisions applicable to it set forth in Section 12.16 of the Credit Agreement. In addition, notwithstanding any other provision of this Agreement, the Seller shall not be required to disclose or deliver any information which it is required by law or contract to keep confidential.

Section 8.19. Direct Third-Party Transfers. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Loan Asset the obligations of which are represented by a note, any chain of endorsement) required to be executed and delivered in connection with the transfer of an Eligible Loan Asset in accordance with the terms of any applicable Related Contract may reflect that (i) an affiliate of the Seller (or any third party from whom the Seller or the Purchaser may purchase an Eligible Loan Asset) is assigning such Eligible Loan Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Eligible Loan Asset at the closing of such Eligible Loan Asset. Nothing in any such transfer document or assignment agreement (or, in the case of any Loan Asset the obligations of which are represented by a note, any chain of endorsement) shall be deemed to impair the transfers of the Eligible Loan Assets by the Seller to the Purchaser in accordance with the terms of this Agreement and such Eligible Loan Asset shall be subject in all respects to the terms, conditions and provisions of this Agreement.

ARTICLE IX.

INDEMNIFICATION.

Section 9.1. Indemnification by the Seller.

The Seller agrees to indemnify, defend and hold harmless the Purchaser, the Administrative Agent and the Lender and any of their respective officers, directors, employees, personnel and agents (any one of which is an “Indemnified Party”) from and against any and all claims, losses, penalties, fines, forfeitures, judgments, reasonable legal fees and related costs, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Seller’s fraud or the failure of the Seller to perform its duties in compliance in all material respects with the terms of this Agreement, except to the extent arising from gross negligence, willful misconduct or fraud by the Person claiming indemnification; provided that the Seller shall not be liable for any consequential (including loss of profit), indirect, special or punitive damages hereunder. Any Person seeking indemnification hereunder shall promptly notify the Seller if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Seller of its indemnification obligations hereunder unless and to the extent the Seller is deprived of material substantive or procedural rights or defenses as a result thereof. The Seller shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. The parties agree that the provisions of this Section 9.01 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan Asset and that the Seller does not hereby agree to maintain the solvency of the Purchaser. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for any uncollectible or uncollected Loan Asset.

Section 9.2. Liabilities to Obligors.

Except with respect to the funding commitment assumed by the Purchaser with respect to any Delayed Funding Loan or Revolving Loan, no obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Purchaser, the Collateral Agent or any of the other the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

Section 9.3. Operation of Indemnities.

If the Seller has made any indemnity payments to any Indemnified Party pursuant to this Article IX and such Indemnified Party thereafter collects any amounts from others in connection with the same matter or matters that gave rise to such indemnity payments, such Indemnified Party will repay such amounts collected to such Seller up to and including the amount of such indemnity payments.

Section 9.4. Limitation on Liability.

The Seller shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement. Each of the Seller and any stockholder, partner, member, manager, director, officer, employee, personnel or agent may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Each of the Seller and any stockholder, partner, member, manager, director, officer, employee, personnel or agent thereof, as applicable shall be reimbursed by the Purchaser (subject to the availability of funds in accordance with Section 9.1 of the Credit Agreement), as applicable, for any liability or expense incurred by reason of the Purchaser’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder; provided, however that so long as it is the Services Provider, any such liability or expense relating to acts or omissions of the Purchaser caused by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of the Services Provider’s duties under the Credit Agreement shall not be reimbursable hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be required by its obligations under this Agreement or the other Transaction Documents and that in its opinion may involve it in any expense or liability.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ATHENA FUNDING II LLC, as the Purchaser

By:	/s/ Jonathan Lamm
Name:	Jonathan Lamm
Title:	President

[Signature Page to Athena Funding II, LLC Purchase and Sale Agreement]

BLUE OWL TECHNOLOGY FINANCE CORP., as the Seller

By:	/s/ Jonathan Lamm
Name:	Jonathan Lamm
Title:	Chief Financial Officer

[Signature Page to Athena Funding II, LLC Purchase and Sale Agreement]

SCHEDULE I

SALE PORTFOLIO LIST

[Attached Separately]

EXHIBIT A

FORM OF LOAN ASSIGNMENT

LOAN ASSIGNMENT NO. ___, dated as of ______________, from BLUE OWL TECHNOLOGY FINANCE CORP. (the “Seller”) to ATHENA FUNDING II LLC (the “Purchaser”).

(A) We refer to the Purchase and Sale Agreement, dated as of November 8, 2022 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between the Seller and the Purchaser.

(B) Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Cut–Off Date” shall mean, with respect to the Loan Assets designated hereby, _____________, _____.

(C) Designation of Loan Assets. [Seller delivers herewith a computer file or microfiche list containing] a true and complete list of the Loan Assets Sold and assigned hereunder, identified by account number, Obligor and Principal Balance as of the Cut–Off Date. Such [computer file, microfiche list or other documentation] shall be as of the date of this Loan Assignment incorporated into and made part of this Loan Assignment and is marked as Schedule I hereto.

(D) The Seller does hereby Sell to the Purchaser, and the Purchaser hereby Purchases and takes from the Seller, all right, title and interest of the Seller (whether now owned or hereafter acquired) in the property identified in clauses (i) - (iii) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles (including payment intangibles), instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to any of the following, property, whether now owned or existing or hereafter created, arising or acquired and wherever located (the “Sale Portfolio”):

(i) the Loan Assets that are identified by the Seller as of the Cut–Off Date, which are listed on Schedule I, together with all monies due or to become due in payment under such Loan Assets on and after the related Cut–Off Date, including, but not limited to, all Available Collections;

(ii) the Portfolio Assets with respect to the Loan Assets referred to in clause (i); and

(iii) all income and Proceeds of the foregoing.

Ex. A-1

(E) This Loan Assignment is made without recourse but on the terms and subject to the conditions set forth in the Agreement. The Seller acknowledges and agrees that the Purchaser is accepting this Loan Assignment in reliance or the representations, warranties and covenants of the Seller contained in the Agreement.

(F) Ratification of the Agreement. The Agreement is hereby ratified, and all references to the “Purchase and Sale Agreement,” to “this Agreement” and “herein” shall be deemed to be a reference to the Agreement as supplemented by this Loan Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non–compliance with any term or provision of the Agreement.

(G) It is the express intent of the parties hereto (i) that the Sale of the Loan Assets by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as an absolute sale by the Seller (free and clear of any Lien other than Permitted Liens) of such Loan Assets and (ii) the Purchaser shall be entitled to dispose of any such Loan Assets in its discretion and shall have no duty or obligation to account to the Seller in connection with any such disposition. It is, further, not the intention of the parties that such Sale be deemed a pledge of such Loan Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, such Loan Assets are held to continue to be property of the Seller, then the parties hereto agree that: (i) the Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Loan Assets provided for hereunder shall be deemed to be a grant by the Seller to the Purchaser of a first-priority security interest (subject only to Permitted Liens) in all of the Seller’s right, title and interest in and to such Loan Assets and all amounts payable to the holders of such Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Loan Assets together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of such Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Agreement. The Purchaser shall, to the extent consistent with the Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Agreement were deemed to create a security interest in such Loan Assets, such security interest would be deemed to be a perfected security interest of first-priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of the Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under the Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

Ex. A-2

(H) THIS LOAN ASSIGNMENT NO. ____ SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS.

[Remainder of Page Intentionally Left Blank]

Ex. A-3

IN WITNESS WHEREOF, the Seller has caused this Loan Assignment to be executed by its duly authorized officer as of the date first above written.

BLUE OWL TECHNOLOGY FINANCE CORP., as the Seller

By:
Name:
Title:

A-4

SCHEDULE I TO EXHIBIT A

[Attached Separately]

EXHIBIT B

FORM OF POWER OF ATTORNEY

BLUE OWL TECHNOLOGY FINANCE CORP.

[ ], 20[ ]

This Power of Attorney is executed and delivered by BLUE OWL TECHNOLOGY FINANCE CORP., as the Seller under the Purchase and Sale Agreement (each as defined below), to [Athena Funding II LLC][State Street Bank and Trust Company][MUFG Bank, Ltd.], as the [Purchaser][Collateral Agent][Administrative Agent] (in such capacity, the “Attorney”), pursuant to that certain Purchase and Sale Agreement, dated as of November 8, 2022 (as amended, modified, supplemented or restated from time to time, the “Purchase and Sale Agreement”), by and between BLUE OWL TECHNOLOGY FINANCE CORP., as the seller (in such capacity, the “Seller”), and ATHENA FUNDING II LLC, as the purchaser (in such capacity, the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings provided in the Purchase and Sale Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Seller as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Seller irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by the Seller until all obligations of the Purchaser under the Transaction Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

The Seller hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), as its attorney-in-fact to act on behalf of the Seller solely (i) to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent, on behalf of the Secured Parties, in the Sale Portfolio and (ii) to file a carbon, photographic or other reproduction of the Purchase and Sale Agreement or any financing statement with respect to the Sale Portfolio as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable. The Seller hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

B-1

IN WITNESS WHEREOF, this Power of Attorney is executed by the Seller, and the Seller has caused its seal to be affixed pursuant to the authority of its managers and/or members as of the date set forth above.

BLUE OWL TECHNOLOGY FINANCE CORP.

By:
Name:
Title:

Ex. B-2

EXHIBIT C

FORM OF REPURCHASE/SUBSTITUTION NOTICE

[ ], 20[ ]

To: MUFG Bank, Ltd., as Administrative Agent

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Email: MUBK-Lender Notice@mufgsecurities.com

Re:	Repurchase/Substitution Notice for Sale Date of [ ] (the “Sale Date”)

Ladies and Gentlemen:

This Repurchase/Substitution Notice is delivered to you pursuant to Section 6.1(b) of the Amended and Restated Purchase and Sale Agreement, dated as of October 30, 2025 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between Athena Funding II LLC, as purchaser (the “Purchaser”), and Blue Owl Technology Finance Corp., as seller (the “Seller”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

[On the above-referenced Sale Date, in accordance with Section 6.1 of the Sale Agreement (and pursuant to the terms and conditions thereof), the Purchaser hereby Sells to the Seller as a Repurchase for cash, the Loan Asset(s) listed on Schedule I hereto, together with all Collateral and proceeds of the foregoing, for a Repurchase Price of $______.]

[On the above-referenced Sale Date, in accordance with Section 6.1 of the Sale Agreement (and pursuant to the terms and conditions thereof), the Purchaser hereby Sells to the Purchaser as a Substitution, the Loan Asset(s) listed on Schedule I hereto, together with all Collateral and proceeds of the foregoing, for a Repurchase Price of $______ to be paid according to the following:

1.	[the Substitute Loan Asset(s) listed on Schedule I hereto having a Substitution Value of $______;] [and]

2.	[$______ in immediately available funds] [and]

3.	[a Contribution of $______].]

The Seller certifies that the conditions described in Section 3.2 of the Sale Agreement have been satisfied with respect to such Conveyance.

Ex. C-1

The Seller agrees that if prior to the Sale Date any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will promptly so notify the Purchaser and the Administrative Agent. Except to the extent, if any, that prior to the Sale Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified by the Seller as true and correct in all material respects at the Sale Date as if then made.

Ex. C-2